EXHIBIT 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE
7/18/2017
Contact: Scott Shockey or Bryna Butler, (740) 446-2631, 1-800-468-6682

OVBC ANNOUNCES CASH DIVIDEND

GALLIPOLIS, Ohio―On July 18, 2017, Ohio Valley Banc Corp. [Nasdaq: OVBC] Board of Directors declared a cash dividend of $0.21 per common share payable on August 10, 2017, to shareholders of record on July 28, 2017.

"This marks the 31st consecutive quarter for which we have been able to maintain per share dividends. We are very proud to continue a legacy of stability and strength that has been the hallmark of Ohio Valley Bank for nearly 145 years," said OVBC President and CEO Tom Wiseman.

Ohio Valley Banc Corp. is based in Gallipolis, Ohio. The primary subsidiaries of the company are: Ohio Valley Bank and Loan Central.  Ohio Valley Bank is an FDIC-insured, state member bank of the Federal Reserve operating 19 offices in Ohio and West Virginia. Loan Central, specializing in tax preparation and loans, is a finance company with six offices in southern Ohio. Ohio Valley Banc Corp. stock is traded on The NASDAQ Global Market under the symbol OVBC. The companies' Websites are www.ovbc.com and www.myloancentral.com.